EXHIBIT 99.1

FOR IMMEDIATE RELEASE

Cogent Contacts:
For Public Relations:	For Investor Relations:
Jocelyn Johnson	John Chang
+ 1 (202) 295-4299	+ 1 (202) 295-4212
jajohnson@cogentco.com	investor.relations@cogentco.com

Cogent Communications Reports Second Quarter 2018 Results
and Increases Regular Quarterly Dividend on Common Stock

Financial and Business Highlights

•                  Cogent approves a 3.8% increase of $0.02 per share to its regular quarterly dividend to $0.54

•                  Cogent Group’s consolidated leverage ratio, as defined in Cogent Group’s indenture agreements, is below 4.25 which will allow Cogent Holdings to utilize its accumulated builder basket

•                  Service revenue, on a constant currency basis, increased by 1.1% from Q1 2018 to Q2 2018 and increased from Q2 2017 to Q2 2018 by 6.3%

•                  Service revenue increased by 0.5% from Q1 2018 to Q2 2018 to $129.3 million and increased from Q2 2017 to Q2 2018 by 7.9%

•                  EBITDA margin increased by 120 basis points from Q1 2018 to 35.5% and increased by 200 basis points from Q2 2017

•                  EBITDA increased by 4.1% from Q1 2018 to Q2 2018 to $45.9 million and increased from Q2 2017 to Q2 2018 by 14.5%

•                  GAAP gross profit increased by 9.9% from Q2 2017 to $54.7 million for Q2 2018 and GAAP gross margin increased by 80 basis points to 42.3% from Q2 2017 to Q2 2018

•                  Cash flow from operations increased by 3.6% from Q1 2018 to Q2 2018 to $31.3 million and increased from Q2 2017 to Q2 2018 by 11.5%

[WASHINGTON, D.C. August 2, 2018] Cogent Communications Holdings, Inc. (NASDAQ: CCOI) today announced service revenue of $129.3 million for the three months ended June 30, 2018, an increase of 7.9% from the three months ended June 30, 2017 and an increase of 0.5% from the three months ended March 31, 2018. Foreign exchange negatively impacted service revenue growth from the three months ended March 31, 2018 to the three months ended June 30, 2018 by $0.8 million and positively impacted service revenue growth from the three months ended June 30, 2017 to the three months ended June 30, 2018 by $1.9 million.  On a constant currency basis, service revenue grew by 1.1% from the three months ended March 31, 2018 to the three months ended June 30, 2018 and grew by 6.3% from the three months ended June 30, 2017 to the three months ended June 30, 2018.

On-net service is provided to customers located in buildings that are physically connected to Cogent’s network by Cogent facilities. On-net revenue was $93.0 million for the three months ended June 30, 2018; an increase of 0.7% from the three months ended March 31, 2018 and an increase of 8.7% over the three months ended June 30, 2017.

Off-net customers are located in buildings directly connected to Cogent’s network using other carriers’ facilities and services to provide the last mile portion of the link from the customers’ premises to Cogent’s network. Off-net revenue was $36.1 million for the three months ended June 30, 2018; the same amount as the three months ended March 31, 2018 and an increase of 6.3% over the three months ended June 30, 2017.

GAAP gross profit is defined as total service revenue less network operations expense, depreciation and amortization and equity based compensation included in network operations expense.  GAAP gross margin is defined as GAAP gross profit divided by total service revenue. GAAP gross profit increased by 9.9% from the three months ended June 30, 2017 to $54.7 million for the three months ended June 30, 2018 and increased by 1.2% from the three months ended March 31, 2018. GAAP gross margin was 42.3% for the three months ended June 30, 2018, 41.5% for the three months ended June 30, 2017 and 42.0% for the three months ended March 31, 2018.  Excise taxes, including Universal Service Fund fees, recorded on a gross basis and included in service revenue and cost of network operations expense were $3.1 million for the three months ended June 30, 2018, $3.2 million for the three months ended March 31, 2018 and $2.7 million for the three months ended June 30, 2017.

Non-GAAP gross profit represents service revenue less network operations expense, excluding equity-based compensation and amounts shown separately (depreciation and amortization expense). Non-GAAP gross margin is defined as non-GAAP gross profit divided by total service revenue.  Non-GAAP gross profit increased by 9.2% from the three months ended June 30, 2017 to $75.1 million for the three months ended June 30, 2018 and increased by 1.5% from the three months ended March 31, 2018. Non-GAAP gross profit margin was 58.1% for the three months ended June 30, 2018, 57.4% for the three months ended June 30, 2017 and 57.5% for the three months ended March 31, 2018.

Cash flow from operating activities increased by 11.5% from the three months ended June 30, 2017 to $31.3 million for the three months ended June 30, 2018 and increased by 3.6% from the three months ended March 31, 2018.

Earnings before interest, taxes, depreciation and amortization (EBITDA) increased by 14.5% from the three months ended June 30, 2017 to $45.9 million for the three months ended June 30, 2018 and increased by 4.1% from the three months ended March 31, 2018. EBITDA margin was 35.5% for the three months ended June 30, 2018, 33.5% for the three months ended June 30, 2017 and 34.3% for the three months ended March 31, 2018.

EBITDA, as adjusted, increased by 12.5% from the three months ended June 30, 2017 to $46.3 million for the three months ended June 30, 2018 and increased by 4.7% from the three months ended March 31, 2018. EBITDA, as adjusted, margin was 35.8% for the three months ended June 30, 2018, 34.3% for the three months ended June 30, 2017 and 34.3% for the three months ended March 31, 2018.

Basic net income per share was $0.15 for the three months ended June 30, 2018, $0.10 for the three months ended June 30, 2017 and $0.15 for the three months ended March 31, 2018. Diluted net income per share was $0.14 for the three months ended June 30, 2018, $0.10 for the three months ended June 30, 2017 and $0.15 for the three months ended March 31, 2018.

Total customer connections increased by 13.8% from June 30, 2017 to 76,193 as of June 30, 2018 and increased by 3.1% from March 31, 2018. On-net customer connections increased by 14.1% from June 30, 2017 to 65,407 as of June 30, 2018 and increased by 3.2% from March 31, 2018. Off-net customer connections increased by 12.3% from June 30, 2017 to 10,480 as of June 30, 2018 and increased by 2.3% from March 31, 2018.

The number of on-net buildings increased by 161 on-net buildings from June 30, 2017 to 2,599 on-net buildings as of June 30, 2018 and increased by 58 on-net buildings from March 31, 2018.

Consolidated Leverage Ratio

The indentures of Cogent Group (the company owned by Cogent Holdings, Inc. which owns Cogent’s operating companies) governing its indebtedness contain covenants that restrict Cogent Group’s ability to make certain payments, such as dividends and stock purchases, until Cogent Group’s consolidated leverage ratio, as defined in the indentures, is less than 4.25.  As of June 30, 2018, Cogent Group’s consolidated leverage ratio was below 4.25, and as a result, amounts accumulated under the builders basket, as defined by the indentures, may be used by Cogent to make payments including dividends and stock purchases.

Quarterly Dividend Increase Approved

On August 1, 2018, Cogent’s board approved a regular quarterly dividend of $0.54 per common share payable on August 31, 2018 to shareholders of record on August 17, 2018. This third quarter 2018 regular dividend represents a 3.8% increase of $0.02 per share from the second quarter 2018 regular dividend of $0.52 per share.

The payment of any future dividends and any other returns of capital will be at the discretion of Cogent’s board of directors and may be reduced, eliminated or increased and will be dependent upon Cogent’s financial position, results of operations, available cash, cash flow, capital requirements, limitations under Cogent’s debt indenture agreements and other factors deemed relevant by Cogent’s board of directors.

Conference Call and Website Information

Cogent will host a conference call with financial analysts at 8:30 a.m. (ET) on August 2, 2018 to discuss Cogent’s operating results for the second quarter of 2018 and to discuss Cogent’s expectations for full year 2018. Investors and other interested parties may access a live audio webcast of the earnings call in the “Events” section of Cogent’s website at www.cogentco.com/events. A replay of the webcast, together with the press release, will be available on the website following the earnings call.

About Cogent Communications

Cogent Communications (NASDAQ: CCOI) is a multinational, Tier 1 facilities-based ISP.  Cogent specializes in providing businesses with high speed Internet access, Ethernet transport, and colocation services. Cogent’s facilities-based, all-optical IP network backbone provides services in over 195 markets globally.

Cogent Communications is headquartered at 2450 N Street, NW, Washington, D.C. 20037. For more information, visit www.cogentco.com. Cogent Communications can be reached in the United States at (202) 295-4200 or via email at info@cogentco.com.

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COGENT COMMUNICATIONS HOLDINGS, INC., AND SUBSIDIARIES

Summary of Financial and Operational Results

Metric ($ in 000’s, except share and per share data) – unaudited	Q1 2017	Q2 2017	Q3 2017	Q4 2017	Q1 2018	Q2 2018
On-Net revenue	$83,586	$85,586	$87,898	$89,374	$92,387	$93,026
% Change from previous Qtr.	0.1%	2.4%	2.7%	1.7%	3.4%	0.7%
Off-Net revenue	$33,386	$33,980	$34,865	$35,662	$36,144	$36,107
% Change from previous Qtr.	4.8%	1.8%	2.6%	2.3%	1.4%	-0.1%
Non-Core revenue (1)	$231	$211	$206	$190	$175	$163
% Change from previous Qtr.	3.1%	-8.7%	-2.4%	-7.8%	-7.9%	-6.9%
Service revenue — total	$117,203	$119,777	$122,969	$125,226	$128,706	$129,296
% Change from previous Qtr.	1.4%	2.2%	2.7%	1.8%	2.8%	0.5%
Constant currency total revenue quarterly growth rate — sequential quarters (4)	1.6%	1.7%	1.2%	1.8%	2.0%	1.1%
Constant currency total revenue quarterly growth rate — year over year quarters (4)	8.7%	9.6%	7.7%	6.6%	7.0%	6.3%
Network operations expenses (2)	$50,551	$50,974	$53,405	$53,745	$54,686	$54,147
% Change from previous Qtr.	1.2%	0.8%	4.8%	0.6%	1.8%	-1.0%
GAAP gross profit (3)	$48,003	$49,765	$50,238	$51,964	$54,043	$54,701
% Change from previous Qtr.	5.7%	3.7%	1.0%	3.4%	4.0%	1.2%
GAAP gross margin (3)	41.0%	41.5%	40.9%	41.5%	42.0%	42.3%
Non-GAAP gross profit (4) (6)	$66,652	$68,803	$69,564	$71,481	$74,020	$75,149
% Change from previous Qtr.	1.5%	3.2%	1.1%	2.8%	3.6%	1.5%
Non-GAAP gross margin (4) (6)	56.9%	57.4%	56.6%	57.1%	57.5%	58.1%
Selling, general and administrative expenses (5)	$28,925	$28,704	$29,360	$28,238	$29,928	$29,241
% Change from previous Qtr.	1.2%	-0.8%	2.3%	-3.8%	6.0%	-2.3%
Depreciation and amortization expense	$18,538	$18,897	$19,147	$19,344	$19,788	$20,216
% Change from previous Qtr.	-7.6%	1.9%	1.3%	1.0%	2.3%	2.2%

Equity-based compensation expense	$2,647	$3,225	$3,734	$3,684	$3,784	$4,695
% Change from previous Qtr.	-8.0%	21.8%	15.8%	-1.3%	2.7%	24.1%
Operating income	$18,666	$19,000	$17,891	$20,534	$20,637	$21,354
% Change from previous Qtr.	26.2%	1.8%	-5.8%	14.8%	0.5%	3.5%
Interest expense	$11,891	$12,090	$12,266	$12,222	$12,408	$12,373
% Change from previous Qtr.	12.2%	1.7%	1.5%	-0.4%	1.5%	-0.3%
Net income (loss)	$4,136	$4,317	$3,650	$(6,227)	$6,784	$6,552
Basic net income (loss) per common share	$0.09	$0.10	$0.08	$(0.14)	$0.15	$0.15
Diluted net income (loss) per common share	$0.09	$0.10	$0.08	$(0.14)	$0.15	$0.14
Weighted average common shares — basic	44,649,645	44,717,372	44,767,163	44,844,469	44,923,973	45,016,767
% Change from previous Qtr.	0.2%	0.2%	0.1%	0.2%	0.2%	0.2%
Weighted average common shares — diluted	44,917,014	44,988,655	45,118,607	44,844,469	45,294,697	45,536,473
% Change from previous Qtr.	0.3%	0.2%	0.3%	-0.6%	1.0%	0.5%
EBITDA (6)	$37,727	$40,099	$40,204	$43,243	$44,092	$45,908
% Change from previous Qtr.	1.8%	6.3%	0.3%	7.6%	2.0%	4.1%
EBITDA margin	32.2%	33.5%	32.7%	34.5%	34.3%	35.5%
Gains on asset related transactions	$2,124	$1,023	$397	$319	$117	$357
EBITDA, as adjusted (6)	$39,851	$41,122	$40,601	$43,562	$44,209	$46,265
% Change from previous Qtr.	5.6%	3.2%	-1.3%	7.3%	1.5%	4.7%
EBITDA, as adjusted, margin	34.0%	34.3%	33.0%	34.8%	34.3%	35.8%
Fees — net neutrality	$2	$188	$824	$260	$14	$39

Net cash provided by operating activities	$23,514	$28,045	$28,783	$31,360	$30,179	$31,271
% Change from previous Qtr.	-30.6%	19.3%	2.6%	9.0%	-3.8%	3.6%
Capital expenditures	$12,249	$12,007	$10,927	$10,618	$14,905	$11,988
% Change from previous Qtr.	70.2%	-2.0%	-9.0%	-2.8%	40.4%	-19.6%
Principal payments on capital leases	$3,854	$2,194	$3,320	$1,833	$2,304	$3,755
% Change from previous Qtr.	37.3%	-43.1%	51.3%	-44.8%	25.7%	63.0%
Dividends paid	$18,999	$19,946	$20,879	$21,833	$22,819	$23,788
Purchases of common stock	$—	$1,829	$—	$—	$—	$—
Gross Leverage Ratio	4.64	4.62	4.57	4.44	4.33	4.22
Net Leverage Ratio	2.94	2.98	3.00	2.94	2.94	2.93
Customer Connections — end of period
On-Net	54,805	57,307	59,357	61,334	63,366	65,407
% Change from previous Qtr.	3.7%	4.6%	3.6%	3.3%	3.3%	3.2%
Off-Net	9,055	9,355	9,724	9,953	10,241	10,480
% Change from previous Qtr.	5.3%	3.1%	4.2%	2.4%	2.9%	2.3%
Non-Core (1)	383	340	336	326	307	306
% Change from previous Qtr.	9.4%	-11.2%	-1.2%	-3.0%	-5.8%	-0.3%
Total customer connections	64,243	66,982	69,417	71,613	73,194	76,193
%1 Change from previous Qtr.	3.9%	4.3%	3.6%	3.2%	3.2%	3.1%
On-Net Buildings — end of period
Multi-Tenant office buildings	1,601	1,618	1,635	1,653	1,672	1,710
Carrier neutral data center buildings	752	767	784	800	816	837
Cogent data centers	53	53	53	53	53	52
Total on-net buildings	2,406	2,438	2,472	2,506	2,541	2,599
Square feet — multi-tenant office buildings — on-net	864,432,176	872,293,092	881,184,145	893,580,297	911,283,287	927,410,239
Network — end of period
Intercity route miles	57,213	57,403	57,403	57,403	57,403	57,403
Metro fiber miles	30,190	30,516	31,071	31,254	31,850	31,953

Connected networks — AS’s	5,949	5,983	6,076	6,152	6,247	6,363
Headcount — end of period
Sales force — quota bearing	432	434	444	455	432	438
Sales force - total	554	559	565	574	555	566
Total employees	900	909	919	929	908	917
Sales rep productivity — units per full time equivalent sales rep (“FTE”) per month	6.1	6.5	5.7	5.8	5.7	5.7
FTE — sales reps	416	410	420	429	427	413

(1)         Consists of legacy services of companies whose assets or businesses were acquired by Cogent, primarily including voice services (only provided in Toronto, Canada).

(2)         Network operations expense excludes equity-based compensation expense of $111, $141, $179, $173, $189 and $232 in the three month periods ended March 31, 2017 through June 30, 2018, respectively.  Network operations expense includes excise taxes, including Universal Service Fund fees of $2,604, $2,672, $2,691, $2,943, $3,157 and $3,108 in the three month periods ended March 31, 2017 through June 30, 2018, respectively.

(3)         GAAP gross profit is defined as total service revenue less network operations expense, depreciation and amortization and equity based compensation included in network operations expense.  GAAP gross margin is defined as GAAP gross profit divided by total service revenue.

(4)         Non-GAAP gross profit represents service revenue less network operations expense, excluding equity-based compensation and amounts shown separately (depreciation expense). Non-GAAP gross margin is defined as non-GAAP gross profit divided by total service revenue.  Management believes that Non-GAAP gross profit and Non-GAAP gross profit margin are relevant metrics to provide investors, as they are metrics that management uses to measure the margin available to the company after network service costs, in essence a measure of the efficiency of the Company’s network.

(5)         Excludes equity-based compensation expense of $2,536, $3,084, $3,555, $3,511, $3,595 and $4,463 in the three month periods ended March 31, 2017 through June 30, 2018, respectively.

(6)         See schedule of non-GAAP metrics below for definitions and reconciliations to GAAP measures below.

Schedules of Non-GAAP Measures

EBITDA and EBITDA, as adjusted

EBITDA represents net cash flows from operating activities plus changes in operating assets and liabilities, cash interest expense and cash income tax expense.  Management believes the most directly comparable measure to EBITDA calculated in accordance with generally accepted accounting principles in the United States, or GAAP, is cash flows provided by operating activities. The Company also believes that EBITDA is a measure frequently used by securities analysts, investors, and other interested parties in their evaluation of issuers.  EBITDA, as adjusted, represents EBITDA plus net gains (losses) on asset related transactions.

The Company believes that EBITDA, and EBITDA, as adjusted, are useful measures of its ability to service debt, fund capital expenditures and expand its business.  EBITDA, and EBITDA, as adjusted are an integral part of the internal reporting and planning system used by management as a supplement to GAAP financial information. EBITDA, and EBITDA, as adjusted are not recognized terms under GAAP and accordingly, should not be viewed in isolation or as a substitute for the analysis of results as reported under GAAP, but rather as a supplemental measure to GAAP. For example, these metrics are not intended to reflect the Company’s free cash flow, as it does not consider certain current or future cash requirements, such as capital expenditures, contractual commitments, and changes in working capital needs, interest expenses and debt service requirements. The Company’s calculations of these metrics may also differ from the calculations performed by its competitors and other companies and as such, its utility as a comparative measure is limited.

EBITDA, and EBITDA, as adjusted, are reconciled to cash flows provided by operating activities in the table below.

($ in 000’s) – unaudited	Q1 2017	Q2 2017	Q3 2017	Q4 2017	Q1 2018	Q2 2018
Net cash flows provided by operating activities	$23,514	$28,045	$28,783	$31,360	$30,179	$31,271
Changes in operating assets and liabilities	3,192	950	721	300	2,919	2,408
Cash interest expense and income tax expense	11,021	11,104	10,700	11,583	10,994	12,229
EBITDA	$37,727	$40,099	$40,204	$43,243	$44,092	$45,908
PLUS: Gains on asset related transactions	2,124	1,023	397	319	117	357
EBITDA, as adjusted	$39,851	$41,122	$40,601	$43,562	$44,209	$46,265
EBITDA margin	32.2%	33.5%	32.7%	34.5%	34.3%	35.5%
EBITDA, as adjusted, margin	34.0%	34.3%	33.0%	34.8%	34.3%	35.8%

Constant currency revenue is reconciled to service revenue as reported in the tables below.

Constant currency impact on revenue changes — sequential periods

($ in 000’s) – unaudited	Q1 2017	Q2 2017	Q3 2017	Q4 2017	Q1 2018	Q2 2018
Service revenue, as reported — current period	$117,203	$119,777	$122,969	$125,226	$128,706	$129,296
Impact of foreign currencies on service revenue	195	(531)	(1,701)	16	(981)	802
Service revenue - as adjusted for currency impact (1)	$117,398	$119,246	$121,268	$125,242	$127,725	$130,098
Service revenue, as reported — prior sequential period	$115,596	$117,203	$119,777	$122,969	$125,226	$128,706
Constant currency increase	$1,802	$2,043	$1,491	$2,273	$2,499	$1,392
Constant currency percent increase	1.6%	1.7%	1.2%	1.8%	2.0%	1.1%

(1)         Service revenue, as adjusted for currency impact, is determined by translating the service revenue for the current period at the average foreign currency exchange rates for the prior sequential period. The Company believes that disclosing quarterly sequential revenue growth without the impact of foreign currencies on service revenue is a useful measure of sequential revenue growth. Service revenue, as adjusted for currency impact, is an integral part of the internal reporting and planning system used by management as a supplement to GAAP financial information.

Constant currency impact on revenue changes — prior year periods

($ in 000’s) – unaudited	Q1 2017	Q2 2017	Q3 2017	Q4 2017	Q1 2018	Q2 2018
Service revenue, as reported — current period	$117,203	$119,777	$122,969	$125,226	$128,706	$129,296
Impact of foreign currencies on service revenue	503	743	(1,257)	(2,055)	(3,280)	(1,937)
Service revenue - as adjusted for currency impact (2)	$117,706	$120,520	$121,712	$123,171	$125,426	$127,359
Service revenue, as reported — prior year period	$108,291	$109,955	$113,057	$115,596	$117,203	$119,777
Constant currency increase	$9,415	$10,565	$8,655	$7,575	$8,223	$7,582
Percent increase	8.7%	9.6%	7.7%	6.6%	7.0%	6.3%

(2)         Service revenue, as adjusted for currency impact, is determined by translating the service revenue for the current period at the average foreign currency exchange rates for the comparable prior year period. The Company believes that disclosing year over year revenue growth without the impact of foreign currencies on service revenue is a useful measure of revenue growth. Service revenue, as adjusted for currency impact, is an integral part of the internal reporting and planning system used by management as a supplement to GAAP financial information.

Non-GAAP gross profit and Non-GAAP gross margin

Non-GAAP gross profit and Non-GAAP gross margin are reconciled to GAAP gross profit and GAAP gross margin in the table below.

($ in 000’s) – unaudited	Q1 2017	Q2 2017	Q3 2017	Q4 2017	Q1 2018	Q2 2018
Service revenue total	$117,203	$119,777	$122,969	$125,226	$128,706	$129,296
Minus - Network operations expense including equity-based compensation and including depreciation and amortization expense	69,200	70,012	72,731	73,262	74,663	74,595
GAAP Gross Profit (1)	$48,003	$49,765	$50,238	$51,964	$54,043	$54,701
Plus - Equity-based compensation — network operations expense	111	141	179	173	189	232
Plus — Depreciation and amortization expense	18,538	18,897	19,147	19,344	19,788	20,216
Non-GAAP Gross Profit (2)	$66,652	$68,803	$69,564	$71,481	$74,020	$75,149
GAAP Gross Margin (1)	41.0%	41.5%	40.9%	41.5%	42.0%	42.3%
Non-GAAP Gross Margin (2)	56.9%	57.4%	56.6%	57.1%	57.5%	58.1%

(1)         GAAP gross profit is defined as total service revenue less network operations expense, depreciation and amortization and equity based compensation included in network operations expense.  GAAP gross margin is defined as GAAP gross profit divided by total service revenue.

(2)         Non-GAAP gross profit represents service revenue less network operations expense, excluding equity-based compensation and amounts shown separately (depreciation and amortization expense). Non-GAAP gross margin is defined as non-GAAP gross profit divided by total service revenue.  Management believes that non-GAAP gross profit and non-GAAP gross margin are relevant metrics to provide to investors, as they are metrics that management uses to measure the margin and amount available to the Company after network service costs, in essence these are measures of the efficiency of the Company’s network.

Gross and Net Leverage Ratios

Gross leverage ratio is defined as total debt divided by the trailing last 12 months EBITDA, as adjusted.  Net leverage ratio is defined as total net debt (total debt minus cash and cash equivalents) divided by the trailing last 12 months EBITDA, as adjusted.  Cogent’s gross leverage ratio and net leverage ratio at March 31, 2018 and June 30, 2018 are shown below.

($ in 000’s) – unaudited	As of March 31, 2018	As of June 30, 2018
Cash and cash equivalents	$236,026	$224,282
Debt
Capital leases — current portion	7,003	8,428
Capital leases — long term	150,939	151,439
Senior unsecured notes	189,225	189,225
Senior secured notes	375,000	375,000
Note payable	11,349	12,437
Total debt	733,516	736,529
Total net debt	497,490	512,247
Trailing 12 months EBITDA, as adjusted	169,494	174,637
Gross leverage ratio	4.33	4.22
Net leverage ratio	2.94	2.93

Cogent’s SEC filings are available online via the Investor Relations section of www.cogentco.com or on the Securities and Exchange Commission’s website at www.sec.gov.

COGENT COMMUNICATIONS HOLDINGS, INC., AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

AS OF JUNE 30, 2018 AND DECEMBER 31, 2017

(IN THOUSANDS, EXCEPT SHARE DATA)

	June 30, 2018	December 31, 2017
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$224,282	$247,011
Accounts receivable, net of allowance for doubtful accounts of $1,131 and $1,499, respectively	39,482	39,096
Prepaid expenses and other current assets	32,972	20,011
Total current assets	296,736	306,118
Property and equipment, net	382,730	381,282
Deferred tax assets	9,038	17,616
Deposits and other assets	11,725	5,572
Total assets	$700,229	$710,588

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$10,330	$11,592
Accrued and other current liabilities	47,447	47,947
Installment payment agreement, current portion, net of discount of $413 and $337, respectively	8,746	7,816
Current maturities, capital lease obligations	8,428	7,171
Total current liabilities	74,951	74,526
Senior secured 2022 notes, net of unamortized debt costs of $1,668 and $1,870, respectively and including premium of $340 and $382, respectively	373,672	373,512
Senior unsecured 2021 notes, net of unamortized debt costs of $1,772 and $2,060, respectively	187,453	187,165
Capital lease obligations, net of current maturities	151,439	150,333
Other long term liabilities	27,350	27,596
Total liabilities	814,865	813,132
Commitments and contingencies:
Stockholders’ equity:
Common stock, $0.001 par value; 75,000,000 shares authorized; 46,443,945 and 45,960,799 shares issued and outstanding, respectively	46	46
Additional paid-in capital	467,007	456,696
Accumulated other comprehensive income — foreign currency translation	(8,187)	(4,600)
Accumulated deficit	(573,502)	(554,686)
Total stockholders’ deficit	(114,636)	(102,544)
Total liabilities and stockholders’ deficit	$700,229	$710,588

COGENT COMMUNICATIONS HOLDINGS, INC., AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME

FOR THE THREE MONTHS ENDED JUNE 30, 2018 AND JUNE 30, 2017

(IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

	Three Months Ended June 30, 2018	Three Months Ended June 30, 2017
	(Unaudited)	(Unaudited)
Service revenue	$129,296	$119,777
Operating expenses:
Network operations (including $232 and $141 of equity-based compensation expense, respectively, exclusive of depreciation and amortization shown separately below)	54,379	51,115
Selling, general, and administrative (including $4,463 and $3,084 of equity-based compensation expense, respectively)	33,704	31,788
Depreciation and amortization	20,216	18,897
Total operating expenses	108,299	101,800
Gains on equipment transactions	357	1,023
Operating income	21,354	19,000
Interest income and other, net	189	1,015
Interest expense	(12,373)	(12,090)
Income before income taxes	9,170	7,925
Income tax provision	(2,618)	(3,608)
Net income	$6,552	$4,317

Comprehensive income:
Net income	$6,552	$4,317
Foreign currency translation adjustment	(6,198)	6,163
Comprehensive income	$354	$10,480

Net income per common share:
Basic net income per common share	$0.15	$0.10
Diluted net income per common share	$0.14	$0.10

Dividends declared per common share	$0.52	$0.44

Weighted-average common shares - basic	45,016,767	44,717,372

Weighted-average common shares - diluted	45,536,473	44,988,655

COGENT COMMUNICATIONS HOLDINGS, INC., AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME

FOR THE SIX MONTHS ENDED JUNE 30, 2018 AND JUNE 30, 2017

(IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

	Six Months Ended June 30, 2018	Six Months Ended June 30, 2017
	(Unaudited)	(Unaudited)
Service revenue	$258,002	$236,981
Operating expenses:
Network operations (including $421 and $252 of equity-based compensation expense, respectively, exclusive of depreciation and amortization shown separately below)	109,252	101,778
Selling, general, and administrative (including $8,058 and $5,620 of equity-based compensation expense, respectively)	67,227	63,252
Depreciation and amortization	40,004	37,435
Total operating expenses	216,483	202,465
Gains on equipment transactions	475	3,146
Operating income	41,994	37,662
Interest income and other, net	1,879	1,870
Interest expense	(24,780)	(23,978)
Income before income taxes	19,093	15,554
Income tax provision	(5,757)	(7,101)
Net income	$13,336	$8,453

Comprehensive income:
Net income	$13,336	$8,453
Foreign currency translation adjustment	(3,587)	7,491
Comprehensive income	$9,749	$15,944

Net income per common share:
Basic net income per common share	$0.30	$0.19
Diluted net income per common share	$0.29	$0.19

Dividends declared per common share	$1.02	$0.86

Weighted-average common shares - basic	45,011,616	44,720,971

Weighted-average common shares - diluted	45,456,831	44,990,298

COGENT COMMUNICATIONS HOLDINGS, INC., AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE THREE MONTHS ENDED JUNE 30, 2018 AND JUNE 30, 2017

(IN THOUSANDS)

	Three months Ended June 30, 2018	Three months Ended June 30, 2017
	(Unaudited)	(Unaudited)
Cash flows from operating activities:
Net income	$6,552	$4,317
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	20,216	18,897
Amortization of debt discount and premium	381	287
Equity-based compensation expense (net of amounts capitalized)	4,695	3,225
Gains — equipment transactions and other, net	46	(1,457)
Deferred income taxes	2,192	3,292
Changes in operating assets and liabilities:
Accounts receivable	(2,096)	(384)
Prepaid expenses and other current assets	582	(133)
Accounts payable, accrued liabilities and other long-term liabilities	(414)	(423)
Deposits and other assets	(883)	424
Net cash provided by operating activities	31,271	28,045
Cash flows from investing activities:
Purchases of property and equipment	(11,988)	(12,007)
Net cash used in investing activities	(11,988)	(12,007)
Cash flows from financing activities:
Dividends paid	(23,788)	(19,946)
Purchases of common stock	—	(1,829)
Proceeds from exercises of stock options	705	186
Principal payments on installment payment agreement	(2,289)	(733)
Principal payments of capital lease obligations	(3,755)	(2,194)
Net cash used in financing activities	(29,127)	(24,516)
Effect of exchange rates changes on cash	(1,900)	1,774
Net decrease in cash and cash equivalents	(11,744)	(6,704)
Cash and cash equivalents, beginning of period	236,026	263,196
Cash and cash equivalents, end of period	$224,282	$256,492

COGENT COMMUNICATIONS HOLDINGS, INC., AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE SIX MONTHS ENDED JUNE 30, 2018 AND JUNE 30, 2017

(IN THOUSANDS)

	Six months Ended June 30, 2018	Six months Ended June 30, 2017
	(Unaudited)	(Unaudited)
Cash flows from operating activities:
Net income	$13,336	$8,453
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	40,004	37,435
Amortization of debt discount and premium	751	567
Equity-based compensation expense (net of amounts capitalized)	8,479	5,872
Gains — equipment transactions and other, net	(439)	(3,628)
Deferred income taxes	4,815	6,626
Changes in operating assets and liabilities:
Accounts receivable	(741)	(341)
Prepaid expenses and other current assets	(631)	(1,200)
Accounts payable, accrued liabilities and other long-term liabilities	(2,418)	(2,084)
Deposits and other assets	(1,706)	(141)
Net cash provided by operating activities	61,450	51,559
Cash flows from investing activities:
Purchases of property and equipment	(26,893)	(24,256)
Net cash used in investing activities	(26,893)	(24,256)
Cash flows from financing activities:
Dividends paid	(46,607)	(38,945)
Purchases of common stock	—	(1,829)
Proceeds from exercises of stock options	1,002	486
Principal payments on installment payment agreement	(4,254)	(951)
Principal payments of capital lease obligations	(6,059)	(6,048)
Net cash used in financing activities	(55,918)	(47,287)
Effect of exchange rates changes on cash	(1,368)	2,157
Net decrease in cash and cash equivalents	(22,729)	(17,827)
Cash and cash equivalents, beginning of period	247,011	274,319
Cash and cash equivalents, end of period	$224,282	$256,492

Except for historical information and discussion contained herein, statements contained in this release constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Such statements include, but are not limited to statements identified by words such as “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “targets,” “projects” and similar expressions.  The statements in this release are based upon the current beliefs and expectations of Cogent’s management and are subject to significant risks and uncertainties.  Actual results may differ from those set forth in the forward-looking statements.  Numerous factors could cause or contribute to such differences, including future economic instability in the global economy or a contraction of the capital markets which could affect spending on Internet services and our ability to engage in financing activities; the impact of changing foreign exchange rates (in particular the Euro to USD and Canadian dollar to USD exchange rates) on the translation of our non-USD denominated revenues, expenses, assets and liabilities; legal and operational difficulties in new markets; the imposition of a requirement that we contribute to the US Universal Service Fund on the basis of our Internet revenue; changes in government policy and/or regulation, including net neutrality rules  by the United States Federal Communications Commission and in the area of data protection; increasing competition leading to lower prices for our services; our ability to attract new customers and to increase and maintain the volume of traffic on our network; the ability to maintain our Internet peering arrangements on favorable terms; our reliance on an equipment vendor, Cisco Systems Inc., and the potential for hardware or software problems associated with such equipment; the dependence of our network on the quality and dependability of third-party fiber providers; our ability to retain certain customers that comprise a significant portion of our revenue base; the management of network failures and/or disruptions; and outcomes in litigation as well as other risks discussed from time to time in our filings with the Securities and Exchange Commission, including, without limitation, our report on Form 10-Q  for the quarter ended June 30, 2018 to be filed with the Securities and Exchange Commission. Cogent undertakes no duty to update any forward-looking statement or any information contained in this press release or in other public disclosures at any time.

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